EXHIBIT 24.1

POWER OF ATTORNEY

I hereby appoint Keith Barr or Enrique N. Mayor-Mora my true and lawful attorney-in-fact to sign on my behalf, as an individual and in the capacity stated below, the Annual Report on Form 10-K of CarMax, Inc. for its fiscal year ended February 28, 2026, and any amendment which such attorney-in-fact may deem appropriate or necessary.

Signature:	/s/ Peter J. Bensen
Print Name:	Peter J. Bensen
Title:	Director

Signature:	/s/ Sona Chawla
Print Name:	Sona Chawla
Title:	Director

Signature:	/s/ Thomas J. Folliard
Print Name:	Thomas J. Folliard
Title:	Director

Signature:	/s/ Shira Goodman
Print Name:	Shira Goodman
Title:	Director

Signature:	/s/ David W. McCreight
Print Name:	David W. McCreight
Title:	Director

Signature:	/s/ Mark F. O'Neil
Print Name:	Mark F. O'Neil
Title:	Director

Signature:	/s/ Pietro Satriano
Print Name:	Pietro Satriano
Title:	Director

Signature	/s/ Marcella Shinder
Print Name:	Marcella Shinder
Title:	Director

Signature	/s/ Mitchell Steenrod
Print Name:	Mitchell Steenrod
Title:	Director